UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2006

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2006, The Allied Defense Group, Inc. ("Allied" or "the Company") entered into a Purchase Agreement (the "Agreement") with the purchasers named therein (the "Purchasers") for the private placement of 400,000 shares of Allied’s common stock (the "Shares"). A copy of the Agreement is filed as an exhibit to this report and is incorporated in this report by reference.

On December 13, 2006, Allied issued a press release announcing the execution of the Agreement. A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Additionally, on December 11, 2006, Allied entered into a Letter Agreement (the "Letter Agreement") with Wynnefield Capital Management LLC (the "Wynnefield Group"). A copy of this Letter Agreement is filed as an exhibit to this report and is incorporated in this report by reference.

Under the terms of the Letter Agreement, the Company has agreed to expand the Company’s board of directors (the "Board") and immediately appoint Frederick G. Wasserman to serve as a member of the Board. The Company further agreed to include Mr. Wasserman as a company-nominee in the Company’s proxy statement for the Company’s upcoming annual meeting of stockholders, currently scheduled for January 25, 2007 (the "Annual Meeting"). The Wynnefield Group had recommended Mr. Wasserman to the Company to serve as an independent director representing the interests of all of the Company’s unaffiliated stockholders. Pursuant to the Letter Agreement, the Wynnefield Group has agreed to: (i) vote at the Annual Meeting all of its shares of the Company’s common stock in favor of the eight management nominees (the "Company Nominees") to be included in the Company’s proxy statement; (ii) take no actions inconsistent with the election of the Company Nominees at the Annual Meeting; and (iii) be subject to, and comply with, the Company’s trading restriction policies applicable to the Company’s directors.

The above summary of the Letter Agreement is not complete, but is qualified by reference to the entire agreement, which is attached as an exhibit and incorporated hereby by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

The aggregate price to be paid for the Shares will be $6.7 million, representing 400,000 shares at $16.71 per share (a ten (10) day volume average weighted price).

The transaction has been approved by Allied's Board of Directors and the listing of the Shares has been approved by the American Stock Exchange.

The description set forth below is qualified in its entirety by reference to the Agreement.

The issuance of the Shares will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 11, 2006, the Company appointed Frederick G. Wasserman as a member of its Board of Directors.

Mr. Wasserman was appointed to the Company’s Board pursuant to the terms of the Letter Agreement.

The material terms of the Letter Agreement are set forth in Item 1.01 above and incorporated herein by reference.

Mr. Wasserman will serve as a member of the Audit and Ethics & Governance Committees.

Item 9.01 Financial Statements and Exhibits.

10.1 Purchase Agreement, dated as of December 12, 2006, between The Allied Defense Group, Inc. and the buyers named therein.

10.2 Letter Agreement, dated December 11, 2006, between The Allied Defense Group, Inc. and Wynnefield Capital Management, LLC.

Exhibit 99.1 Press Release, dated as of December 13, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

December 13, 2006	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement, dated as of December 12, 2006, between The Allied Defense Group, Inc. and the buyers named therein.
10.2	Letter Agreement, dated December 11, 2006, between The Allied Defense Group, Inc. and Wynnefield Capital Management, LLC.
99.1	Press Release, dated as of December 13, 2006.